Exhibit 5.1

July 25, 2018

Select Interior Concepts, Inc.

4900 East Hunter Avenue

Anaheim, California 92807

RE:    Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Select Interior Concepts, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-1 (as may be amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the registration under the Securities Act of sales by the selling stockholders of the Company named therein (the “Selling Stockholders”) of up to 25,614,626 shares of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”), and contains a prospectus (the “Prospectus”) pursuant to which the Selling Stockholders may offer and sell up to the number of shares of Class A Common Stock set forth on the cover of the Prospectus (the “Shares”). We have been requested by the Company to render this opinion with respect to the legality of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion expressed below, we have acted as counsel for the Company and have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement, (ii) the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement, (iii) the Registration Statement, (iv) the Prospectus, and (v) such corporate records, documents, agreements and instruments of the Company, certificates of public officials, certificates of officers of the Company, resolutions of the Company’s board of directors and committees thereof, and such other records, documents, agreements, certificates and instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinion set forth herein. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Shares have been duly authorized by all necessary corporate action of the Company, and, upon original issuance by the Company, will have been validly issued and fully paid, and are non-assessable, and (ii) the Shares, upon sale and delivery by the Selling Stockholders and payment therefor by the purchasers thereof, in an amount not less than the par value thereof, and in the manner contemplated by the Prospectus, are validly issued, fully paid and non-assessable.

Select Interior Concepts, Inc.

July 25, 2018

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein with respect to the laws of any other jurisdiction. In addition, we express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this opinion letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act. In giving such consents, we do not thereby admit that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP